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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-82953 and 333-18929, Form S-8 Nos. 333-108162, 333-39299, 33-54084, 33-32692, 2-66654, 333-118976, 333-118977, and 333-124964) of Noble Energy, Inc. of our report dated January 28, 2004, with respect to the financial statements of Atlantic Methanol Production Company, LLC included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

                        /s/ Ernst & Young LLP

March 1, 2006
Fort Worth, Texas

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  EXHIBIT 23.2